UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024
________________________
BALLY'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreement

Overview

On July 25, 2024, Bally’s Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SG Parent LLC, a Delaware limited liability company (“Parent”), The Queen Casino & Entertainment, Inc., a Delaware corporation and affiliate of Parent (“Queen”), Epsilon Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Epsilon Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub II”, and together with the Company and Merger Sub I, the “Company Parties”), and, solely for purposes of specified provisions of the Merger Agreement, SG CQ Gaming LLC, a Delaware limited liability company (“SG Gaming” and together with Parent and Queen, the “Buyer Parties”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides, among other things and on the terms and subject to the conditions in the Merger Agreement, in connection with the closing of the transaction, (i) SG Gaming will contribute to the Company all shares of common stock, par value $0.00000198 per share, of Queen that it owns (the “Queen Share Contribution”) in exchange for shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) based on a 2.45368905950 share exchange ratio, (ii) immediately thereafter, Merger Sub I will merge with and into the Company (the “Company Merger”), with the Company surviving the Company Merger and (iii) immediately thereafter, Merger Sub II will merge with and into Queen (the “Queen Merger,” and together with the Company Merger, the “Mergers”), with Queen surviving the Queen Merger as a direct, wholly owned subsidiary of the Company.

The board of directors of the Company (the “Board”), acting upon the unanimous recommendation of a Special Committee of independent directors of the Board, has (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) recommended that the holders of Company Common Stock vote to adopt the Merger agreement at a meeting of stockholders of the Company. Neither the Special Committee nor the Board is making any recommendation with regard to whether any stockholders of the Company should take the Rolling Share Election (as defined below) or retain and hold the Rolling Company Shares (as defined in the Merger Agreement), or the merits of retaining an investment in the Company.

Parent and SG Gaming are owned and controlled by Standard General L.P., a Delaware limited partnership (“Standard General”). Soohyung Kim is the Managing Partner and Chief Investment Officer of Standard General and is the Chairman of the Company’s Board. According to a Schedule 13D amendment filed by Standard General with the Securities and Exchange Commission (the “SEC”) on March 19, 2024, Standard General and Mr. Kim beneficially owned 10,589,849 shares of Company Common Stock, or 26.4% of the Company Common Stock as calculated in accordance with SEC Rule 13d-3. Standard General and Mr. Kim each disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest in such shares.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Company Merger (other than shares of Company Common Stock owned: (i) by the Company or any of the Company’s wholly owned subsidiaries; (ii) by Parent or any of Parent’s affiliates; (iii) by holders exercising statutory appraisal rights; (iv) by SG Gaming following the Queen Share Contribution; or (v) by holders who have elected to have such shares remain issued and outstanding following the Company Merger (a “Rolling Share Election”)) will be converted into the right to receive cash consideration equal to $18.25 per share of Company Common Stock (the “Per Share Price”). Each holder of shares of Company Common Stock (other than the Company or its subsidiaries) will have the option to make a Rolling Share Election.

Representations and Warranties; Covenants; No-Shop

The Merger Agreement contains customary representations, warranties and covenants of the Company Parties and the Buyer Parties, including, among others, customary pre-closing covenants by each of the Company and Queen relating to conduct of their respective businesses prior to the closing of the Queen Share Contribution and the Mergers, and covenants by the Company to convene a meeting of the Company’s stockholders to consider and vote upon the adoption of the Merger Agreement. In addition, the parties have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable to complete the Queen Share Contribution, Mergers and the other transactions contemplated by the Merger Agreement as soon as reasonably practicable, including obtaining all necessary regulatory approvals.

The Merger Agreement also provides that the Company is prohibited from soliciting alternative acquisition proposals from third parties, providing information to third parties and engaging in discussions with third parties regarding alternative acquisition proposals, subject to certain exceptions as described in the Merger Agreement. Prior to the receipt of the Requisite Stockholder Approvals (as defined below), the Board (acting on the recommendation of the Special Committee) or the Special Committee may withdraw or change the recommendation that the holders of Company Common Stock vote to adopt the Merger (a “Recommendation Change”) following an intervening event or receipt of a “Superior Proposal” (as defined in the Merger Agreement), if the Board or Special Committee (as applicable) determines, after complying with the procedures set forth in the Merger Agreement, that the failure to do so would be inconsistent with the directors’ fiduciary duties.

Closing Conditions

The respective obligations of the Company and Parent to consummate the Mergers and transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including: (i) the approval of the Merger Agreement by: (a) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote thereon; and (b) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the unaffiliated stockholders of the Company entitled to vote thereon (together, the “Requisite Stockholder Approval”); (ii) the expiration of any waiting period applicable to the consummation of the Queen Share Contribution or Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) receipt of specified gaming approvals by the Company and Queen (unless otherwise waived); (iv) the absence of any law or order enjoining, rendering illegal or otherwise prohibiting the consummation of the Queen Share Contribution and Mergers; and (v) other customary closing conditions relating to, among other things, the representations, warranties and covenants of the parties.

Termination and Termination Fees

The Merger Agreement contains customary termination rights for either party, including: (a) by mutual written consent; (b) if the Queen Share Contribution and Mergers have not been consummated by July 25, 2025 (the “Termination Date”); (c) failure to obtain the Requisite Stockholder Approval; (d) a result of any law that prohibits consummation of the Queen Share Contribution and Mergers; or (e) material breach by the other party of any of its representations, warranties or covenants that would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement.

Parent has the further right to terminate the Merger Agreement if: (a) prior to the time the Requisite Stockholder Approval is obtained, the Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change that has not been withdrawn; or (b) all closing conditions set forth in the Merger Agreement are satisfied, the debt financing sources are unwilling or unable to fund the financing contemplated by the debt commitment letter and the Company is unwilling or unable to fund its portion of the cash consideration (subject to a 60-day cure period).

The Company has the further right to terminate the Merger Agreement if: (a) prior to obtaining the Requisite Stockholder Approval, the Company has received a Superior Proposal and the Company’s Board, upon the recommendation of the Special Committee, or the Special Committee has authorized the Company to enter into an agreement to consummate the alternative acquisition transaction contemplated by such Superior Proposal; or (b) all closing conditions set forth in the Merger Agreement are satisfied, the Company is willing and able to fund its portion of the cash consideration and the debt financing sources are unwilling or unable to fund the financing contemplated by the debt commitment letter (subject to a 60-day cure period).

The Merger Agreement provides that the Company is required to pay Parent a termination fee equal to $11,100,000 in the event that the Merger Agreement is terminated: (a) by Parent following a Recommendation Change; (b) by the Company in order to enter into an agreement to consummate the alternative acquisition transaction contemplated by a Superior Proposal; or (c) by either the Company or Parent based on the Queen Share Contribution and Mergers having not been consummated by the Termination Date or due to the failure to obtain the Requisite Stockholder Approval, or by Parent as a result of the Company Parties having breached any of their representations, warranties, covenants or agreements contained in the Merger Agreement which would give rise to the failure of a closing condition and such breach is not capable of being cured prior to the Termination Date and (i) a proposal for an alternative acquisition transaction had been publicly announced or disclosed and was not irrevocably withdrawn at least three business days prior to the meeting of the Company’s stockholders to consider and vote upon the adoption of the Merger Agreement, and (ii) within six months following the termination of the Merger Agreement, either an alternative acquisition transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an alternative acquisition transaction.

The Merger Agreement also provides that Parent is required to pay the Company a termination fee equal to $22,200,000 in cash or stock at the option of the Parent in the event that either Parent or the Company terminate the Merger Agreement as a result of the failure of the debt financing to be funded, subject to certain exceptions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Market for Company Common Stock

The transaction documents provide that the Company will use commercially reasonable efforts to cause the Company Common Stock to be traded on the U.S. over-the-counter market or to continue to be listed on a securities exchange.

Debt Commitment

In order to fund a portion of the cash consideration required for the consummation of the Company Merger, Parent has obtained a debt commitment letter providing for, among other things, the availability of up to $500,000,000 of senior secured first-lien debt financing, which Parent will, prior to the closing, assign to the Company in order to facilitate the consummation of the transactions contemplated by the Mergers.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, Standard RI Ltd., an exempted company incorporated in the Cayman Islands and an affiliate of the Parent ( “SRL”), provided a limited guarantee in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, SRL guarantees in an amount not to exceed $25,200,000 certain obligations of the Parent in connection with the Merger Agreement, including, but not limited to, the Parent termination fee.

Support Agreements

Concurrently with the execution of the Merger Agreement, the Company and Parent entered into support agreements with SRL (the “SG Support Agreement”), SBG Gaming, LLC, a Delaware limited liability company (“SBG”) (the “SBG Support Agreement”), and Noel Hayden (the “Hayden Support Agreement”), each dated as of July 25, 2024 (collectively, the “Support Agreements”), pursuant to which, among other things, each of them agreed, among other things, to vote their shares of Company Common Stock to adopt and approve the Merger Agreement and the other transactions contemplated by the Merger Agreement and to make a Rolling Share Election with respect to all shares of Company Common Stock owned or acquired by them, if any, including via the exercise of outstanding options or warrants. In addition, with respect to the SBG Support Agreement, the Company and SBG agreed that SBG would waive the right to receive the Per Share Price as the result of any exercise of performance warrants or options held by SBG. Simultaneously with the consummation of the transactions contemplated by the Merger Agreement, SBG will deliver to the Company options to purchase 1,639,669 shares of Company Common Stock at prices between $30.00 and $45.00 per share for cancellation and retirement and in exchange therefore, the Company will issue to SBG warrants to purchase 384,536 shares of Company Common Stock, which warrants will include terms substantially similar to the terms set forth in certain warrants currently held by SBG.

The foregoing descriptions of the Support Agreements are not complete and are subject to and qualified in their entirety by reference to each of the SG Support Agreement, SBG Support Agreement and Hayden Support Agreement, copies of which are filed as Exhibit 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

General

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement and the transaction contemplated thereby. The Merger Agreement and the above description of the Merger Agreement are not intended to provide any other factual information about the Company Parties, Buyer Parties or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company Parties and Buyer Parties. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are qualified by information in confidential disclosure letters that the parties have exchanged in connection with the execution of the Merger Agreement. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the parties and their respective subsidiaries that are included in reports, statements and other filings made with the SEC and the proxy statement to be filed by the Company and the transaction statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons in connection with the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of any Company Parties or Buyer Parties or any of their respective subsidiaries, affiliates or businesses.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the proposed transaction, the ability of the Company to complete the proposed transaction and the expected timing thereof and statements regarding the future prospects of the Company following the completion of the proposed transaction. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this report filed with the SEC and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

There are a number of factors that could have material adverse effects on our future results, performance or achievements and cause our actual results to differ materially from the forward-looking statements. These factors include, but are not limited to, (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Mergers, (2) the ability of the parties to satisfy the conditions precedent and consummate the proposed Mergers, (3) the timing of consummation of the proposed Mergers, (4) the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated, (5) failure of the parties to obtain the financing required to consummate the Company Merger, (6) the ability to achieve anticipated benefits and savings expected from the proposed Mergers, (7) risks related to the potential disruption of management’s attention from the ongoing business operations of the Company due to the pending Mergers, (8) the Company’s operating results and businesses generally, (9) the outcome of any legal proceedings related to the proposed Mergers and (10) the general risks associated with the respective businesses of the Company and Queen, including the general volatility of the capital markets, terms and employment of capital, the volatility of the Company’s share price, interest rates or general economy, potential adverse effects or changes to the relationships with the parties’ customers, competitors, suppliers or employees or other parties resulting from the announcement, pendency or completion of the proposed Mergers, unpredictability and severity of catastrophic events, including but not limited to the risks related to the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the outbreak of hostilities between Russia and Ukraine and Israel and Hamas), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Standard General, and Queen. In connection with the proposed transaction, (i) the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A and (ii) certain participants in the transaction, including the Company, Standard General and Queen, intend to jointly file a Schedule 13E-3 Transaction Statement, which will contain important information on the Company, Standard General, Queen and the transaction, including the terms and conditions of the transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each stockholder of the Company entitled to vote at the Company Stockholders Meeting. Prior to the closing, the Company will distribute election forms to its stockholders for use by stockholders to consider making a rollover election with respect to all or a portion of their stock in the Company. This communication is not a substitute for the proxy statement, the Schedule 13E-3 Transaction Statement, the election form or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.ballys.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13E-3 Transaction Statement, the election form and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company, Standard General, Queen and the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval.

Participants in the Proxy Solicitation:

The Company and its directors, executive officers, other members of its management and employees, and Standard General, Queen and their respective directors, executive officers and other members of their respective management and employees, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2024, in connection with its 2024 annual meeting of stockholders. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the other participants in the solicitation by reading the proxy statement, the Schedule 13E-3 Transaction Statement, the election form and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction and the Schedule 13E-3 Transaction Statement when they become available.

STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRANSACTION.

Item 7.01    Regulation FD Disclosure.
On July 25, 2024, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of July 25, 2024, by and among Parent, Queen, Merger Sub I, Merger Sub II, the Company and, solely for purposes of specified provisions of the Merger Agreement, SG Gaming.

10.1	Support Agreement, dated as of July 25, 2024, by and among the Company, Parent and SRL.
10.2	Support Agreement, dated as of July 25, 2024, by and among the Company, Parent and SBG.
10.3	Support Agreement, dated as of July 25, 2024, by and among the Company, Parent and Noel Hayden.
99.1	Press Release, dated July 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules or similar attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Kim M. Barker
Name:	Kim M. Barker
Title:	Chief Legal Officer

Date: July 25, 2024